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                                                                   EXHIBIT 23(e)


                     CONSENT OF MANCHESTER PARTNERS, L.L.C.

Manchester Partners, L.L.C. hereby consents to the use of its name in the Proxy Statement and Prospectus forming a part of the Registration Statement on Form S-4 and to the filing of its letter attachment as Appendix B to the Proxy Statement. In giving such consent, Manchester Partners, L.L.C. does not admit that it falls within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations issued thereunder.


St. Louis, Missouri
April 9, 1998                               /s/ Manchester Partners, L.L.C.
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                                                Manchester Partners, L.L.C.